Exhibit 99.1

West Corporation Reports Second Quarter 2017 Results

Company Acquires Callpointe

OMAHA, NE, August 3, 2017 – West Corporation (Nasdaq:WSTC), a global provider of communication and network infrastructure services, today announced its second quarter 2017 results.

Select Financial Information

Unaudited, in millions except per share amounts	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Revenue	$574.4	$582.4	-1.4%	$1,146.9	$1,153.2	-0.5%
Operating Income	102.6	123.1	-16.7%	210.8	232.0	-9.1%
Net Income	44.8	33.0	35.7%	98.9	77.5	27.5%
Earnings per Share—Diluted	0.52	0.39	33.3%	1.16	0.92	26.1%
Cash Flows from Operating Activities	107.3	137.4	-21.9%	160.0	197.5	-19.0%
Cash Flows used in Investing Activities	(48.7)	(3.1)	NM	(80.0)	(42.6)	87.8%
Cash Flows used in Financing Activities	(42.3)	(42.3)	-0.1%	(76.6)	(112.5)	-31.9%

Select Non-GAAP Financial Information1

Unaudited, in millions except per share amounts	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
EBITDA	$150.6	$173.5	-13.2%	$308.3	$330.4	-6.7%
Adjusted EBITDA	162.5	168.3	-3.5%	327.0	333.9	-2.1%
Covenant Adjusted EBITDA, before Pro Forma	167.8	171.1	-1.9%	336.4	339.3	-0.8%
Adjusted Operating Income	128.9	134.7	-4.3%	258.2	268.8	-3.9%
Adjusted Net Income	62.5	64.8	-3.6%	131.3	128.4	2.3%
Adjusted Earnings per Share—Diluted	0.73	0.77	-5.2%	1.54	1.52	1.3%
Free Cash Flow[2]	80.7	99.9	-19.2%	106.8	123.6	-13.6%

Operating Results

For the second quarter of 2017, revenue was $574.4 million, a decrease of 1.4 percent compared to the second quarter of 2016.

Second quarter 2017 operating income was $102.6 million, a decrease of 16.7 percent compared to the same quarter last year. This decrease is primarily due to the sale of Company real estate in the second quarter of 2016 and lower operating income in the Company’s Unified Communications Services segment, partially offset by the results of cost savings initiatives and higher operating income in the Company’s Safety Services, Interactive Services and Specialized Agent Services segments. Adjusted operating income decreased 4.3 percent in the second quarter of 2017 compared to the second quarter of 2016.

Net income increased 35.7 percent from the second quarter of 2016 to $44.8 million. The increase was driven primarily by $35.2 million of accelerated amortization of deferred financing costs related to the Company’s debt refinancing in 2016, partially offset by the $12.8 million gain recognized in 2016 on the sale of Company real estate. Adjusted net income1 for the second quarter of 2017 was $62.5 million, a decrease of 3.6 percent from the second quarter of 2016.

EBITDA1 for the second quarter of 2017 decreased 13.2 percent from the second quarter of 2016 to $150.6 million. Adjusted EBITDA1 decreased 3.5 percent from the second quarter of 2016 to $162.5 million.

Second quarter of 2017 results by segment were as follows, as compared to the second quarter of 2016:

•	Unified Communications Services revenue decreased 5.8 percent; adjusted organic revenue[5] decreased 5.0 percent due to lower revenue in Conferencing, changes in product mix and a decrease in the average rate per minute for automated conferencing services, partially offset by growth in Unified Communications as a Service (UCaaS). Operating income decreased 18.9 percent primarily due to lower revenue. Adjusted operating income[1] decreased 18.7 percent.

•	Safety Services revenue increased 8.1 percent; organic revenue increased 6.7 percent, primarily due to growth from clients adopting new technologies. Operating income increased $9.0 million, or 76.0 percent, to $20.9 million due to revenue growth and cost savings initiatives. Adjusted operating income[1] increased $8.5 million, or 52.0 percent, to $25.0 million.

•	Interactive Services revenue increased 8.1 percent; organic revenue growth was 6.3 percent, primarily due to increased volumes from new and existing clients. Operating income increased 31.4 percent to $7.8 million and adjusted operating income[1] increased 11.4 percent to $14.4 million, primarily due to revenue growth.

•	Specialized Agent Services revenue increased 2.8 percent primarily due to growth in healthcare advocacy services. Operating income increased $1.6 million to $4.5 million and adjusted operating income[1] increased $1.3 million to $9.8 million.

[1]	See Reconciliation of Non-GAAP Financial Measures below.
[2]	Free cash flow is calculated as cash flows from operating activities less cash capital expenditures.
[3]	Revenue growth attributable to acquired entities for the second quarter of 2017 includes 911 ETC, Vocus and Callpointe.
[4]	Based on loan covenants. Covenant loan ratio is debt net of cash and excludes accounts receivable securitization debt.
[5]	Adjusted organic revenue growth, a non-GAAP metric, excludes revenue from acquired entities and the estimated impact of foreign exchange rates. The Company believes adjusted organic growth provides a useful measure of growth in its ongoing business. A reconciliation to GAAP revenue is presented in the Selected Financial Data table below.
[6]	Our consolidated revenues and expenses are subject to variations caused by the net effect of foreign currency translation due to our international operations. It is difficult to predict the future fluctuations of foreign exchange rates and how those fluctuations will impact our consolidated operations. Our revenues and expenses from our international operations are generally denominated in local currencies, therefore, the impact of currency fluctuations on our operating income and operating margin is partially mitigated. In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we compare the percentage change in the results from one period to another period using constant currency presentation. The constant currency growth rates are calculated by translating the 2017 results at the 2016 average exchange rates. Constant currency growth rates are a non-GAAP measure.

NM: Not Meaningful

Balance Sheet, Cash Flow and Liquidity – Second Quarter Highlights

•	Cash flows from operations were $107.3 million, a decrease of 21.9 percent, primarily due to the timing of accounts receivable collections and higher cash taxes due to the settlement of some tax audits.

•	Free cash flow[1,2] decreased 19.2 percent to $80.7 million due to lower cash flows from operations, partially offset by a decrease in capital expenditures. The Company invested $26.6 million, or 4.6 percent of revenue, in capital expenditures during the second quarter of 2017.

•	4.31x net leverage at June 30, 2017 (net debt to pro forma adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities4) compared to 4.45x at December 31, 2016.

•	Repaid $44.9 million in debt; cash balance of $191.8 million at June 30, 2017.

Pending Merger with Apollo

On May 9, 2017, the Company announced that it entered into a definitive merger agreement with affiliates of certain funds managed by affiliates of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager, to be acquired for $23.50 per share in cash. Early termination of the waiting period for the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, was granted on June 6, 2017 and the required foreign antitrust approvals for the merger were obtained in July 2017. The Company also received approval from the Federal Communications Commission for the merger in July 2017. On July 26, 2017, the Company’s stockholders approved the merger. The merger remains subject to specified closing conditions (to the extent not already satisfied) and is expected to close during the second half of 2017.

Acquisition

On May 2, 2017, the Company completed the acquisition of Callpointe.com, Inc., a provider of automated appointment messaging services for healthcare providers. The acquired business operations will be integrated into the Company’s Interactive Services reportable segment. The purchase price was approximately $25.9 million and was funded by cash on hand.

About West Corporation

West Corporation (Nasdaq:WSTC) is a global provider of communication and network infrastructure services. West helps its clients more effectively communicate, collaborate and connect with their audiences through a diverse portfolio of solutions that include unified communications services, safety services, interactive services such as automated notifications, telecom services and specialized agent services.

For 30 years, West has provided reliable, high-quality voice and data services. West has sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the proposed transaction and business combination between affiliates of funds managed by Apollo Global Management, LLC and the Company, including statements regarding the benefits of the proposed transaction and the anticipated timing of the proposed transaction. Forward-looking statements can be generally identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the proposed transaction may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; the failure to satisfy the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the proposed transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company, its officers or directors related to the merger agreement or the proposed transaction; the possibility that competing offers or acquisition proposals for the Company will be made; risks regarding the failure to obtain the necessary financing to complete the proposed transaction; risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transaction; competition in West’s highly competitive markets; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; and future impairments of our substantial goodwill, intangible assets, or other long-lived assets. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; West’s ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share data)

	Three Months Ended June 30,
	2017	2016	% Change
Revenue	$574,393	$582,397	-1.4%
Cost of services	245,341	249,426	-1.6%
Selling, general and administrative expenses	226,450	209,870	7.9%

Operating income	102,602	123,101	-16.7%
Interest expense, net	36,231	37,712	-3.9%
Accelerated amortization of deferred financing costs	—	35,235	NM
Other income, net	(1,045)	(1,214)	NM

Income before tax	67,416	51,368	31.2%
Income tax expense	22,652	18,389	23.2%

Net income	$44,764	$32,979	35.7%

Weighted average shares outstanding:
Basic	83,556	82,598
Diluted	85,527	84,281

Earnings Per Share—Basic	$0.54	$0.40	35.0%

Earnings Per Share—Diluted	$0.52	$0.39	33.3%

SELECTED SEGMENT FINANCIAL DATA:

	Three Months Ended June 30,
	2017	2016	% Change
Revenue:
Unified Communications Services	$348,546	$370,158	-5.8%
Safety Services	80,419	74,423	8.1%
Interactive Services	79,179	73,232	8.1%
Specialized Agent Services	69,354	67,495	2.8%
Intersegment eliminations	(3,105)	(2,911)	NM

Total	$574,393	$582,397	-1.4%

Depreciation:
Unified Communications Services	$16,263	$17,293	-6.0%
Safety Services	3,980	4,495	-11.5%
Interactive Services	4,770	4,023	18.6%
Specialized Agent Services	3,524	2,846	23.8%

Total	$28,537	$28,657	-0.4%

Amortization:
Unified Communications Services—SG&A	$2,252	$3,378	-33.3%
Safety Services—SG&A	3,041	3,572	-14.9%
Safety Services—COS	3,392	3,379	0.4%
Interactive Services—SG&A	4,975	5,327	-6.6%
Specialized Agent Services—SG&A	4,186	4,594	-8.9%
Deferred financing costs	1,863	39,144	NM

Total	$19,709	$59,394	-66.8%

Share-based compensation:
Unified Communications Services	$3,399	$3,493	-2.7%
Safety Services	989	993	-0.4%
Interactive Services	602	620	-2.9%
Specialized Agent Services	1,117	1,069	4.5%

Total	$6,107	$6,175	-1.1%

Cost of services:
Unified Communications Services	$168,102	$173,651	-3.2%
Safety Services	28,206	26,689	5.7%
Interactive Services	17,035	16,918	0.7%
Specialized Agent Services	33,528	33,760	-0.7%
Intersegment eliminations	(1,530)	(1,592)	NM

Total	$245,341	$249,426	-1.6%

Selling, general and administrative expenses:
Unified Communications Services	$108,424	$107,745	0.6%
Safety Services	31,316	35,863	-12.7%
Interactive Services	54,316	50,356	7.9%
Specialized Agent Services	31,295	30,829	1.5%
Corporate Other	2,674	(13,604)	NM
Intersegment eliminations	(1,575)	(1,319)	NM

Total	$226,450	$209,870	7.9%

Operating income:
Unified Communications Services	$72,020	$88,762	-18.9%
Safety Services	20,897	11,871	76.0%
Interactive Services	7,828	5,958	31.4%
Specialized Agent Services	4,531	2,906	55.9%
Corporate Other	(2,674)	13,604	NM

Total	$102,602	$123,101	-16.7%

Operating margin:
Unified Communications Services	20.7%	24.0%
Safety Services	26.0%	16.0%
Interactive Services	9.9%	8.1%
Specialized Agent Services	6.5%	4.3%

Total	17.9%	21.1%

SELECTED FINANCIAL DATA:

Changes in Revenue—2Q17 compared to 2Q16:	Consolidated	Contribution to Rev. Growth
Revenue for the three months ended June 30, 2016	$582,397
Revenue from acquired entities[3]	3,302	0.6%
Estimated impact of foreign currency exchange rates[6]	(3,956)	-0.7%
Adjusted organic growth[5]	(7,350)	-1.3%

Revenue for the three months ended June 30, 2017	$574,393	-1.4%

Changes in Revenue—2Q17 compared to 2Q16:	Unified Communications Services	Contribution to Rev. Growth
Revenue for the three months ended June 30, 2016	$370,158
Revenue from acquired entities[3]	962	0.3%
Estimated impact of foreign currency exchange rates[6]	(3,956)	-1.1%
Adjusted organic growth[5]	(18,618)	-5.0%

Revenue for the three months ended June 30, 2017	$348,546	-5.8%

Changes in Revenue—2Q17 compared to 2Q16:	Safety Services	Contribution to Rev. Growth
Revenue for the three months ended June 30, 2016	$74,423
Revenue from acquired entities[3]	1,008	1.4%
Organic growth	4,988	6.7%

Revenue for the three months ended June 30, 2017	$80,419	8.1%

Changes in Revenue—2Q17 compared to 2Q16:	Interactive Services	Contribution to Rev. Growth
Revenue for the three months ended June 30, 2016	$73,232
Revenue from acquired entities[3]	1,332	1.8%
Organic growth	4,615	6.3%

Revenue for the three months ended June 30, 2017	$79,179	8.1%

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share data)

	Six Months Ended June 30,
	2017	2016	% Change
Revenue	$1,146,935	$1,153,176	-0.5%
Cost of services	487,783	490,438	-0.5%
Selling, general and administrative expenses	448,327	430,713	4.1%

Operating income	210,825	232,025	-9.1%
Interest expense, net	71,423	76,195	-6.3%
Accelerated amortization of deferred financing costs	24	35,235	NM
Other income, net	(3,715)	(174)	NM

Income before tax	143,093	120,769	18.5%
Income tax expense	44,233	43,235	2.3%

Net income	$98,860	$77,534	27.5%

Weighted average shares outstanding:
Basic	83,459	82,874
Diluted	85,369	84,425

Earnings Per Share—Basic	$1.18	$0.94	25.5%

Earnings Per Share—Diluted	$1.16	$0.92	26.1%

SELECTED SEGMENT FINANCIAL DATA:
	Six Months Ended June 30,
	2017	2016	% Change
Revenue:
Unified Communications Services	$699,621	$732,871	-4.5%
Safety Services	156,674	145,587	7.6%
Interactive Services	156,672	144,961	8.1%
Specialized Agent Services	141,102	135,873	3.8%
Intersegment eliminations	(7,134)	(6,116)	NM

Total	$1,146,935	$1,153,176	-0.5%

Depreciation:
Unified Communications Services	$32,593	$34,836	-6.4%
Safety Services	8,043	9,049	-11.1%
Interactive Services	9,663	7,943	21.7%
Specialized Agent Services	6,918	5,630	22.9%

Total	$57,217	$57,458	-0.4%

Amortization:
Unified Communications Services—SG&A	$4,539	$6,771	-33.0%
Safety Services—SG&A	5,851	6,955	-15.9%
Safety Services—COS	6,855	6,648	3.1%
Interactive Services—SG&A	9,828	10,382	-5.3%
Specialized Agent Services—SG&A	8,526	9,188	-7.2%
Deferred financing costs	3,751	44,053	NM

Total	$39,350	$83,997	-53.2%

Share-based compensation:
Unified Communications Services	$6,423	$7,821	-17.9%
Safety Services	1,854	2,220	-16.5%
Interactive Services	1,147	1,381	-16.9%
Specialized Agent Services	2,108	2,419	-12.9%

Total	$11,532	$13,841	-16.7%

Cost of services:
Unified Communications Services	$335,249	$339,847	-1.4%
Safety Services	53,731	54,004	-0.5%
Interactive Services	34,320	33,070	3.8%
Specialized Agent Services	68,797	66,911	2.8%
Intersegment eliminations	(4,314)	(3,394)	NM

Total	$487,783	$490,438	-0.5%

Selling, general and administrative expenses:
Unified Communications Services	$210,962	$215,194	-2.0%
Safety Services	62,760	70,739	-11.3%
Interactive Services	106,169	100,125	6.0%
Specialized Agent Services	64,216	61,538	4.4%
Corporate Other	7,040	(14,161)	NM
Intersegment eliminations	(2,820)	(2,722)	NM

Total	$448,327	$430,713	4.1%

Operating income:
Unified Communications Services	$153,410	$177,830	-13.7%
Safety Services	40,183	20,844	92.8%
Interactive Services	16,183	11,766	37.5%
Specialized Agent Services	8,089	7,424	9.0%
Corporate Other	(7,040)	14,161	NM

Total	$210,825	$232,025	-9.1%

Operating margin:
Unified Communications Services	21.9%	24.3%
Safety Services	25.6%	14.3%
Interactive Services	10.3%	8.1%
Specialized Agent Services	5.7%	5.5%

Total	18.4%	20.1%

SELECTED FINANCIAL DATA:

Changes in Revenue—2Q17 YTD compared to 2Q16 YTD:	Consolidated	Contribution to Rev. Growth
Revenue for the six months ended June 30, 2016	$1,153,176
Revenue from acquired entities[3]	5,616	0.5%
Estimated impact of foreign currency exchange rates[6]	(8,467)	-0.7%
Adjusted organic growth[5]	(3,390)	-0.3%

Revenue for the six months ended June 30, 2017	$1,146,935	-0.5%

Changes in Revenue—2Q17 YTD compared to 2Q16 YTD:	Unified Communications Services	Contribution to Rev. Growth
Revenue for the six months ended June 30, 2016	$732,871
Revenue from acquired entities[3]	1,153	0.2%
Estimated impact of foreign currency exchange rates[6]	(8,467)	-1.2%
Adjusted organic growth[5]	(25,936)	-3.5%

Revenue for the six months ended June 30, 2017	$699,621	-4.5%

Changes in Revenue—2Q17 YTD compared to 2Q16 YTD:	Safety Services	Contribution to Rev. Growth
Revenue for the six months ended June 30, 2016	$145,587
Revenue from acquired entities[3]	1,857	1.3%
Organic growth	9,230	6.3%

Revenue for the six months ended June 30, 2017	$156,674	7.6%

Changes in Revenue—2Q17 YTD compared to 2Q16 YTD:	Interactive Services	Contribution to Rev. Growth
Revenue for the six months ended June 30, 2016	$144,961
Revenue from acquired entities[3]	2,606	1.8%
Organic growth	9,105	6.3%

Revenue for the six months ended June 30, 2017	$156,672	8.1%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2017	December 31, 2016	% Change
Assets:
Current assets:
Cash and cash equivalents	$191,835	$183,059	4.8%
Trust and restricted cash	17,414	20,141	-13.5%
Accounts receivable, net	399,998	369,068	8.4%
Income taxes receivable	—	4,366	NM
Prepaid assets	53,395	40,886	30.6%
Deferred expenses	41,022	44,886	-8.6%
Other current assets	29,267	31,889	-8.2%

Total current assets	732,931	694,295	5.6%
Property and Equipment:
Property and equipment	1,131,873	1,088,205	4.0%
Accumulated depreciation and amortization	(805,200)	(755,754)	6.5%

Net property and equipment	326,673	332,451	-1.7%
Goodwill	1,947,832	1,916,192	1.7%
Intangible assets, net	300,991	315,474	-4.6%
Other assets	172,518	182,426	-5.4%

Total assets	$3,480,945	$3,440,838	1.2%

Liabilities and Stockholders’ Deficit:
Current Liabilities:
Accounts payable	$69,730	$78,881	-11.6%
Deferred revenue	133,087	151,148	-11.9%
Accrued expenses	233,789	224,871	4.0%
Current maturities of long-term debt	47,834	39,709	20.5%

Total current liabilities	484,440	494,609	-2.1%
Long-term obligations	3,064,850	3,129,963	-2.1%
Deferred income taxes	103,059	88,864	16.0%
Other long-term liabilities	153,099	169,251	-9.5%

Total liabilities	3,805,448	3,882,687	-2.0%
Stockholders’ Deficit:
Common stock	87	86	1.2%
Additional paid-in capital	2,240,801	2,223,379	0.8%
Retained deficit	(2,410,711)	(2,490,455)	-3.2%
Accumulated other comprehensive loss	(67,454)	(87,633)	-23.0%
Treasury stock at cost	(87,226)	(87,226)	0.0%

Total stockholders’ deficit	(324,503)	(441,849)	-26.6%

Total liabilities and stockholders’ deficit	$3,480,945	$3,440,838	1.2%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of acquisitions and acquisition-related costs and certain non-cash items. Adjusted operating income is used by the Company as a benchmark for performance and compensation by certain executives. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income from operating income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands
	Three Months Ended June 30,
Consolidated:	2017	2016	% Change
Operating income	$102,602	$123,101	-16.7%
Amortization of acquired intangible assets	14,454	16,871	-14.3%
Share-based compensation	6,107	6,175	-1.1%
Gain on sale of real estate	—	(12,848)	NM
M&A and acquisition-related costs	5,765	1,401	311.5%

Adjusted operating income	$128,928	$134,700	-4.3%

Adjusted operating income margin	22.4%	23.1%
Unified Communications Services:
Operating income	$72,020	$88,762	-18.9%
Amortization of acquired intangible assets	2,252	3,378	-33.3%
Share-based compensation	3,399	3,493	-2.7%
M&A and acquisition-related costs	349	387	-9.8%

Adjusted operating income	$78,020	$96,020	-18.7%

Adjusted operating income margin	22.4%	25.9%
Safety Services:
Operating income	$20,897	$11,871	76.0%
Amortization of acquired intangible assets	3,041	3,572	-14.9%
Share-based compensation	989	993	-0.4%
M&A and acquisition-related costs	55	—	NM

Adjusted operating income	$24,982	$16,436	52.0%

Adjusted operating income margin	31.1%	22.1%
Interactive Services:
Operating income	$7,828	$5,958	31.4%
Amortization of acquired intangible assets	4,975	5,327	-6.6%
Share-based compensation	602	620	-2.9%
M&A and acquisition-related costs	1,036	1,059	-2.2%

Adjusted operating income	$14,441	$12,964	11.4%

Adjusted operating income margin	18.2%	17.7%
Specialized Agent Services:
Operating income	$4,531	$2,906	55.9%
Amortization of acquired intangible assets	4,186	4,594	-8.9%
Share-based compensation	1,117	1,069	4.5%

Adjusted operating income	$9,834	$8,569	14.8%

Adjusted operating income margin	14.2%	12.7%
Corporate Other:
Operating income (loss)	$(2,674)	$13,604
Gain on sale of real estate	—	(12,848)
M&A and acquisition-related costs	4,325	(45)

Adjusted operating income	$1,651	$711

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands
	Six Months Ended June 30,
Consolidated:	2017	2016	% Change
Operating income	$210,825	$232,025	-9.1%
Amortization of acquired intangible assets	28,744	33,296	-13.7%
Share-based compensation	11,532	13,841	-16.7%
Gain on sale of real estate	—	(12,848)	NM
M&A and acquisition-related costs	7,100	2,489	185.3%

Adjusted operating income	$258,201	$268,803	-3.9%

Adjusted operating income margin	22.5%	23.3%
Unified Communications Services:
Operating income	$153,410	$177,830	-13.7%
Amortization of acquired intangible assets	4,539	6,771	-33.0%
Share-based compensation	6,423	7,821	-17.9%
M&A and acquisition-related costs	694	878	NM

Adjusted operating income	$165,066	$193,300	-14.6%

Adjusted operating income margin	23.6%	26.4%
Safety Services:
Operating income	$40,183	$20,844	92.8%
Amortization of acquired intangible assets	5,851	6,955	-15.9%
Share-based compensation	1,854	2,220	-16.5%
M&A and acquisition-related costs	183	—	NM

Adjusted operating income	$48,071	$30,019	60.1%

Adjusted operating income margin	30.7%	20.6%
Interactive Services:
Operating income	$16,183	$11,766	37.5%
Amortization of acquired intangible assets	9,828	10,382	-5.3%
Share-based compensation	1,147	1,381	-16.9%
M&A and acquisition-related costs	1,353	1,611	-16.0%

Adjusted operating income	$28,511	$25,140	13.4%

Adjusted operating income margin	18.2%	17.3%
Specialized Agent Services:
Operating income	$8,089	$7,424	9.0%
Amortization of acquired intangible assets	8,526	9,188	-7.2%
Share-based compensation	2,108	2,419	-12.9%

Adjusted operating income	$18,723	$19,031	-1.6%

Adjusted operating income margin	13.3%	14.0%
Corporate Other:
Operating income (loss)	$(7,040)	$14,161
Gain on sale of real estate	—	(12,848)
M&A and acquisition-related costs	4,870	—

Adjusted operating income (loss)	$(2,170)	$1,313

Adjusted Net Income and Adjusted Earnings per Share Reconciliation

Adjusted net income and adjusted earnings per share (EPS) are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of bond redemption premiums, acquisitions and acquisition-related costs, significant restructuring costs and certain non-cash items. Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies. The Company utilizes these non-GAAP measures to make decisions about the use of resources, analyze performance, measure management’s performance with stated objectives and compensate management relative to the achievement of such objectives. Set forth below is a reconciliation of adjusted net income from net income.

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share data
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Net income	$44,764	$32,979	35.7%	$98,860	$77,534	27.5%
Amortization of acquired intangible assets	14,454	16,871		28,744	33,296
Amortization of deferred financing costs	1,863	39,144		3,751	44,053
Interest rate swap ineffectiveness	15	—		77	—
Share-based compensation	6,107	6,175		11,532	13,841
Gain on sale of real estate	—	(12,848)		—	(12,848)
M&A and acquisition-related costs	5,765	1,401		7,100	2,489

Pre-tax total	28,204	50,743		51,204	80,831
Income tax expense on adjustments	10,478	18,911		18,801	30,007

Adjusted net income	$62,490	$64,811	-3.6%	$131,263	$128,358	2.3%

Diluted shares outstanding	85,527	84,281		85,369	84,425
Adjusted EPS—diluted	$0.73	$0.77	-5.2%	$1.54	$1.52	1.3%

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operating activities less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operating activities or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow from cash flows from operating activities.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Cash flows from operating activities	$107,273	$137,433	-21.9%	$160,046	$197,485	-19.0%
Cash capital expenditures	26,576	37,507	-29.1%	53,248	73,864	-27.9%

Free cash flow	$80,697	$99,926	-19.2%	$106,798	$123,621	-13.6%

EBITDA, Adjusted EBITDA and Covenant Adjusted EBITDA Reconciliation

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity and performance, the Company uses “Adjusted EBITDA” and “Covenant Adjusted EBITDA.” The Company defines Adjusted EBITDA as earnings before interest expense, share-based compensation, taxes, depreciation and amortization, gain on sale of buildings, significant restructuring costs and transaction costs. The Company defines Covenant Adjusted EBITDA as Adjusted EBITDA plus post-acquisition synergies, site closures and other impairments, other non-cash reserves and certain litigation settlement costs and excluding unrestricted subsidiaries. EBITDA, Adjusted EBITDA and Covenant Adjusted EBITDA are not measures of financial performance or liquidity under GAAP. Although the Company uses Adjusted EBITDA and Covenant Adjusted EBITDA as measures of its liquidity and performance, the use of Adjusted EBITDA and Covenant Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest, necessary to operate the business and for Covenant Adjusted EBITDA, includes adjustments for synergies that have not been realized. In addition, certain adjustments included in the calculation of Covenant Adjusted EBITDA are based on management’s estimates and do not reflect actual results. For example, post-acquisition synergies included in Covenant Adjusted EBITDA are determined in accordance with the Company’s senior credit facilities and indenture governing the Company’s outstanding notes, which provide for an adjustment to EBITDA, subject to certain specified limitations, for reasonably identifiable and factually supportable cost savings projected by the Company in good faith to be realized as a result of actions taken following an acquisition. EBITDA, Adjusted EBITDA and Covenant Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operating activities or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA and Covenant Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Covenant Adjusted EBITDA are presented here as the Company understands investors use them as a measure of its historical ability to service debt and compliance with covenants in its senior credit facilities. Further, Adjusted EBITDA is presented here as the Company uses it to measure its performance and to conduct and evaluate its business during its regular review of operating results for the periods presented. The Company uses this non-GAAP measure to make decisions about the use of resources, analyze performance and measure management’s performance with stated objectives. Pro forma adjustments are based on loan covenants. Set forth below is a reconciliation of EBITDA, Adjusted EBITDA and Covenant Adjusted EBITDA from cash flow from operating activities and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands
	Three Months Ended June 30,		Six Months Ended June 30,		Last Twelve Months Ended 6/30/17
	2017	2016	2017	2016
Cash flows from operating activities	$107,273	$137,433	$160,046	$197,485	$389,755
Income tax expense	22,652	18,389	44,233	43,235	67,421
Deferred income tax benefit (expense)	1,888	6,132	(8,010)	3,755	18,446
Interest expense and other financing charges	36,786	73,267	72,437	112,252	146,345
Provision for share-based compensation	(6,107)	(6,175)	(11,532)	(13,841)	(23,079)
Amortization of deferred financing costs	(1,863)	(39,144)	(3,751)	(44,053)	(8,040)
Gain on sale of real estate	—	12,848	—	12,848	1,216
Other	(209)	(712)	(588)	(886)	(1,214)
Changes in operating assets and liabilities, net of business acquisitions	(9,835)	(28,496)	55,511	19,628	27,727

EBITDA	150,585	173,542	308,346	330,423	618,577
Provision for share-based compensation	6,107	6,175	11,532	13,841	23,079
M&A and acquisition-related costs	5,765	1,401	7,100	2,489	8,356
Gain on sale of real estate	—	(12,848)	—	(12,848)	(1,216)
Significant restructuring	—	—	—	—	8,423

Adjusted EBITDA	$162,457	$168,270	$326,978	$333,905	$657,219

Site closures, severance and asset impairments	4,067	1,789	5,966	2,657	6,158
Non-cash foreign currency loss	1,178	695	1,869	3,329	3,407
Other, net	78	349	1,627	(603)	857

Covenant Adjusted EBITDA, before Pro Forma	$167,780	$171,103	$336,440	$339,288	$667,641
Pro Forma adjustments					18,239

Covenant Adjusted EBITDA, after Pro Forma					$685,880
Cash flows from operating activities	$107,273	$137,433	$160,046	$197,485
Cash flows used in investing activities	$(48,687)	$(3,124)	$(79,993)	$(42,584)
Cash flows used in financing activities	$(42,266)	$(42,301)	$(76,647)	$(112,546)

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	44,764	32,979	98,860	77,534
Interest expense and other financing charges	36,786	73,267	72,437	112,252
Depreciation and amortization	46,383	48,907	92,816	97,402
Income tax expense	22,652	18,389	44,233	43,235

EBITDA	150,585	173,542	308,346	330,423
Provision for share-based compensation	6,107	6,175	11,532	13,841
M&A and acquisition-related costs	5,765	1,401	7,100	2,489
Gain on sale of real estate	—	(12,848)	—	(12,848)

Adjusted EBITDA	162,457	168,270	326,978	333,905

Site closures, severance and asset impairments	4,067	1,789	5,966	2,657
Non-cash foreign currency loss	1,178	695	1,869	3,329
Other, net	78	349	1,627	(603)

Covenant Adjusted EBITDA, before Pro Forma	$167,780	$171,103	$336,440	$339,288

###

AT THE COMPANY:

Dave Pleiss

Investor Relations

West Corporation

(402) 963-1500

DMPleiss@west.com